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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: APRIL 8, 2003
                (DATE OF EARLIEST EVENT REPORTED: APRIL 8, 2003)

                         COMMISSION FILE NUMBER 1-11680

                             ---------------------

                         EL PASO ENERGY PARTNERS, L.P.
             (Exact name of Registrant as Specified in its Charter)

                   DELAWARE                                      76-0396023
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

               4 GREENWAY PLAZA                                    77046
                HOUSTON, TEXAS                                   (Zip Code)
   (Address of Principal Executive Offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (832) 676-6152

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

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  OTHER FINANCIAL STATEMENTS

     We are filing a one year audited balance sheet of El Paso Energy Partners Company, the general partner of El Paso Energy Partners, L.P., as of December 31, 2002, and a two year audited balance sheet of El Paso Energy Partners Finance Corporation, a subsidiary of El Paso Energy Partners, L.P. as of December 31, 2002 and 2001, to be incorporated by reference into our Registration Statement on Form S-3 (No. 333-81772, No. 333-85987 and No. 333-103544).

                        EL PASO ENERGY PARTNERS COMPANY

                           CONSOLIDATED BALANCE SHEET

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                               DECEMBER 31, 2002

                        EL PASO ENERGY PARTNERS COMPANY

                           CONSOLIDATED BALANCE SHEET
                (IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

                                                              DECEMBER 31, 2002
                                                              -----------------
                                    ASSETS

Current assets
  Cash and cash equivalents.................................      $     38
  Other receivable from affiliate...........................        17,981
  Note receivable from affiliate............................        21,809
  Interest receivable from affiliate........................         1,195
                                                                  --------
          Total current assets..............................        41,023
Investment in unconsolidated affiliate......................       389,026
Goodwill, net of accumulated amortization of $18,231........       195,207
                                                                  --------
          Total assets......................................      $625,256
                                                                  ========

                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities.........................................      $      4
Deferred tax liabilities....................................       163,825
Other noncurrent liabilities................................         2,711
                                                                  --------
          Total liabilities.................................       166,540
                                                                  --------
Commitments and contingencies
Stockholder's equity
  Common stock, $0.10 par value, 1,000 shares authorized,
     issued and outstanding.................................            --
  Additional paid-in capital................................       240,348
  Retained earnings.........................................       219,355
  Accumulated other comprehensive loss......................          (987)
                                                                  --------
          Total stockholder's equity........................       458,716
                                                                  --------
          Total liabilities and stockholder's equity........      $625,256
                                                                  ========

                            See accompanying notes.

                        EL PASO ENERGY PARTNERS COMPANY

                      NOTES TO CONSOLIDATED BALANCE SHEET

NOTE 1 -- ORGANIZATION

     We are a Delaware corporation formed in 1989 and are a wholly owned indirect subsidiary of El Paso Corporation. We are the general partner with a one percent general partner interest. In addition, we and our subsidiaries own approximately 20 percent of the outstanding common units, of El Paso Energy Partners, L.P. (the Partnership), a publicly held Delaware master limited partnership. The Partnership provides gathering, transportation, separating, handling, processing, fractionation and storage of natural gas, oil, and natural gas liquids(NGL). The Partnership owns or has interests in the following: offshore oil and natural gas pipelines, platforms, processing facilities and other energy infrastructure in the Gulf of Mexico, primarily offshore Louisiana and Texas; onshore natural gas pipelines and processing facilities in Alabama, Colorado, Louisiana, Mississippi, New Mexico and Texas; onshore NGL pipelines and fractionation facilities in Texas; and onshore natural gas and NGL storage facilities in Mississippi, Louisiana and Texas.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

     Our consolidated financial statement is prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States and includes the accounts of our wholly owned subsidiary after the elimination of all significant intercompany balances and transactions.

  CASH AND CASH EQUIVALENTS

     We consider short-term investments with little risk of change in value because of changes in interest rates and purchased with an original maturity of less than three months to be cash equivalents.

  INVESTMENT IN UNCONSOLIDATED AFFILIATE

     We account for our investment in companies where we have the ability to exert significant influence over, but not control over operating and financial policies, using the equity method. Effective January 1, 2002, with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, we no longer amortize the difference between the carrying amount of the investment and the underlying equity in net assets of the investee, which represents goodwill. See our discussion of accounting for goodwill below.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of December 31, 2002, our carrying amounts of cash and cash equivalents, receivables and payables approximate fair value because of the short-term nature of these instruments.

  GOODWILL

     Our goodwill is a result of the application of push-down accounting as a result of our acquisition by an affiliate of El Paso Corporation. Effective with our adoption of SFAS No. 142 on January 1, 2002, we recognize goodwill separately from other intangible assets. In addition, goodwill, including the excess purchase price associated with our investment in unconsolidated affiliate and pushed down from our parent, and indefinite-lived intangibles are no longer amortized. Instead, goodwill is periodically tested for impairment, at least on an annual basis, or whenever an event occurs that indicates that an impairment may have occurred. We completed our periodic impairment test at year ended December 31, 2002, and concluded that no adjustment was required.

     At December 31, 2002 the carrying amount of our investment in unconsolidated affiliate exceeded the underlying equity in net assets by approximately $292 million. Prior to the adoption of SFAS No. 142, we amortized our excess purchase price using the straight-line method over 40 years. As a result of our adoption of this standard on January 1, 2002, we no longer amortize this excess amount and will test for impairment if an event occurs that indicates there may be a loss in value.

                        EL PASO ENERGY PARTNERS COMPANY

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the amounts we reported as assets and liabilities and our disclosures in these financial statements. While we believe our estimates are appropriate, actual results can, and often do, differ from those estimates.

  INCOME TAXES

     Deferred income taxes reflect the estimated future tax consequences of differences between the financial statement and tax bases of assets and liabilities and carryovers at each year-end. We account for tax credits under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available. We reduce deferred tax assets by a valuation allowance when, based upon our estimates, it is more likely than not that a portion of those assets will not be realized in the future period. The estimates utilized in the recognition of deferred tax assets are subject to revision, either up or down, in future periods based on new facts or circumstances.

     Beginning August 14, 1998, as a result of El Paso Corporation's indirect acquisition of us, our results are included in the consolidated federal income tax return of El Paso Corporation.

     El Paso Corporation maintains a tax sharing policy for companies included in its consolidated federal income tax return which provides, among other things, that (i) each company in a taxable income position will be currently charged with an amount equivalent to its federal income tax computed on a separate return basis, and (ii) each company in a tax loss position will be reimbursed currently to the extent its deductions, including general business credits, were utilized in the consolidated return. Under the policy, El Paso Corporation pays all federal income taxes directly to the Internal Revenue Service and bills or refunds its subsidiaries for their portion of these income tax payments.

  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

     During 2002, the Partnership entered into cash flow hedging activities and our share of the unrealized gains (losses) of the hedging instruments are reflected as an increase (decrease) in investment in unconsolidated affiliate and accumulated other comprehensive income (loss) on our balance sheet.

NEW ACCOUNTING PRONOUNCEMENTS ISSUED BUT NOT YET ADOPTED

     Accounting for Guarantees. In November 2002, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation requires that companies record a liability for all guarantees issued after December 31, 2002, including financial, performance, and fair value guarantees. This liability is recorded at its fair value upon issuance, and does not affect any existing guarantees issued before January 31, 2003. This standard also requires expanded disclosures on all existing guarantees at December 31, 2002. We have included the required disclosures in Note 6.

     Consolidation of Variable Interest Entities. In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. This interpretation defines a variable interest entity as a legal entity whose equity owners do no have sufficient equity at risk and/or a controlling financial interest in the entity. This standard requires that companies consolidate a variable interest equity if it is allocated a majority of the entity's losses and/or returns, including fees paid by the entity. This provisions of FIN No. 46 are immediately effective for all variable interest entities created after January 31, 2003, and are effective on July 1, 2003 for all variable interest entities created before January 31, 2003. We do not believe this statement will have any effect on our financial statements.

                        EL PASO ENERGY PARTNERS COMPANY

NOTE 3 -- INVESTMENT IN UNCONSOLIDATED AFFILIATE

     We hold an unconsolidated investment in the Partnership, which is accounted for using the equity method of accounting. Additional income is allocated by the Partnership to us as a result of the Partnership achieving certain target levels of cash distributions to its unitholders. The Partnership distributes 100 percent of available cash, as defined in the Partnership Agreement, on a quarterly basis to the unitholders of the Partnership and to us. During distribution periods, these distributions are effectively made 99 percent to unitholders and one percent to us, subject to the payment of incentive distributions to us if certain target levels of cash distributions to unitholders are achieved. Incentive distributions to us increase to 14 percent, 24 percent and 49 percent based on incremental distribution thresholds. Since 1998, quarterly distributions to common unitholders have been in excess of the highest incentive threshold of $0.425 per unit, and as a result, we have received 49 percent of the incremental amount. For the twelve months ended December 31, 2002, we received $42.7 million related to incentive distributions and our one percent of the Partnership's income distribution. In addition, we received $22.7 million related to our ownership of common units.

     As of December 31, 2002, the Partnership had 44,030,314 common units outstanding. The public owns common units totaling 32,356,069, representing an approximate 74 percent limited partner interest in the Partnership. We own 8,852,902 common units, representing an approximate 20 percent limited partner interest, and our one percent general partner interest. In addition, El Paso Corporation indirectly owns 2,821,343 common units representing an approximate 6 percent limited partner interest, all 125,392 Series B preference units with a liquidation value of approximately $158 million and all 10,937,500 of the outstanding Series C units issued in November 2002 with a value of $350 million, which are non-voting.

     We contributed approximately $0.6 million to the Partnership in order to satisfy our one percent contribution requirement as a result of the Partnership's common unit offering in April 2002 and purchased 1,083,938 common units during that offering for approximately $41.0 million. In addition, we contributed approximately $3.5 million to the Partnership in connection with its November 2002 issuance of the Series C units, in order to satisfy our one percent contribution requirement.

     The summarized financial information for our investment in the Partnership is as follows:

                         EL PASO ENERGY PARTNERS, L.P.

                     SUMMARIZED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2002
                                 (IN THOUSANDS)

Current assets..............................................  $  279,995
Noncurrent assets...........................................   2,850,901
Current liabilities.........................................     254,091
Long-term debt..............................................   1,901,286
Other noncurrent liabilities................................      23,725
Minority interest...........................................       1,942
Partners' capital...........................................     949,852

NOTE 4 -- INCOME TAXES

     After August 14, 1998, we are included in the consolidated federal income tax return filed by El Paso Corporation. El Paso Corporation's tax sharing policy provides for the manner of determining payments with respect to federal income tax liabilities (see Note 2).

                        EL PASO ENERGY PARTNERS COMPANY

     Our deferred income tax liabilities (assets) at December 31, 2002 consisted of the following (in thousands):

Deferred tax liabilities:
  Investment in unconsolidated affiliate....................  $164,498
  Other.....................................................        11
                                                              --------
          Total deferred tax liabilities....................   164,509
Deferred tax assets:
  Net operating loss (NOL) carryforwards....................      (684)
                                                              --------
Net deferred tax liabilities................................  $163,825
                                                              ========

     As of December 31, 2002, approximately $2.0 million of NOL carryforwards, which expire in 2017, were available to offset future tax liabilities.

     Current amounts due from El Paso Corporation for the intercompany charge (credit) for federal income taxes totaled approximately $17.9 million as of December 31, 2002.

NOTE 5 -- RELATED PARTY TRANSACTIONS

     Substantially all of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for us and the Partnership as well as those who are responsible for directing and managing us and the Partnership are currently employed by El Paso Corporation. In April 2002, in connection with the Partnership's EPN Holding acquisition, we extended and amended our general and administrative services agreement (G&A agreement) between subsidiaries of El Paso Corporation and us to December 31, 2005, which may thereafter be terminated on 90 days' notice by any party. Under the G&A agreement, we pay a management fee to an affiliate of El Paso Corporation which is intended to approximate the amount of resources allocated by El Paso Corporation and its affiliates in providing various operational, financial, accounting and administrative services on behalf of the Partnership and us. In April 2002, as a result of the Partnership's EPN Holding acquisition, the monthly fee under the G&A agreement was increased $0.8 million, to $1.6 million. In November 2002, as a result of the Partnership's San Juan assets acquisition, the monthly fee under the G&A agreement increased by $1.3 million, bringing our total monthly fee to $2.9 million. We believe this fee approximates the actual costs incurred. Prior to those acquisitions, the management fee was approximately $0.8 million per month.

     In addition, El Paso Corporation collects cash and makes disbursements on our behalf as part of our operating activities. El Paso Corporation may make advances to us for purposes of our capital investment.

     Under the terms of the Partnership Agreement, we are entitled to reimbursement by the Partnership of all reasonable general and administrative expenses and other reasonable expenses incurred by us and our affiliates for, or on our behalf, including, but not limited to, amounts payable by us to El Paso Corporation under the G&A agreement. At December 31, 2002, there were no affiliated receivables from the Partnership and no affiliated payables to El Paso Corporation or its subsidiaries outstanding under this agreement.

     From the distributions and fees we received from the Partnership for the twelve months ended December 31, 2002, we invested $9.1 million in an on demand note receivable from El Paso Corporation, collateralized by the general credit of El Paso Corporation. This note has a balance of $21.8 million at an interest rate of approximately 2.4% at December 31, 2002.

                        EL PASO ENERGY PARTNERS COMPANY

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, we are subject to various laws and regulations. In our opinion, compliance with existing laws and regulations will not materially affect our financial position, results of operations, or cash flows. Various legal actions which have arisen in the ordinary course of business are pending with respect to our assets. We believe that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material adverse effect on our financial position.

  Guarantees

     Although we are liable for the repayment of the Partnership's indebtedness by virtue of our general partner status, we executed a guarantee to the issuers of the Partnership's various credit facilities collateralized by the G&A agreement. The Partnership's indebtedness under such credit facilities as of December 31, 2002 was approximately $1.0 billion.

     The Partnership conducts its business through its wholly-owned subsidiaries, joint ventures and other ownership arrangements to construct, operate and finance the development of its onshore and offshore midstream energy businesses. Third parties routinely require the Partnership to provide performance and financial guarantees to support the obligations of its subsidiaries under contracts entered into in connection with its business. The events and circumstances that may require the Partnership, on behalf of its subsidiaries, to perform under these guarantees include nonperformance by its joint ventures and other affiliates of services, such as gathering, transportation, processing and storage services, and nonpayment of contractual obligations.

     As of December 31, 2002, the Partnership had approximately $132.8 million of performance guarantees in connection with the activities of its joint ventures and other affiliates. Such contingent obligations are not recorded in its consolidated financial statements unless they become payable. The most significant of the Partnership's performance guarantee commitments is related to the construction of the Marco Polo Tension Leg Platform, (TLP) facility. Deepwater Gateway, L.L.C. is a 50/50 joint venture between the Partnership and Cal Dive International, Inc. to construct and install the Marco Polo TLP. The Partnership has guaranteed the payment of approximately $51 million as of December 31, 2002, under the turnkey construction contract between Deepwater Gateway and the construction contractor. The Partnership is obligated to perform under this guarantee should Deepwater Gateway fail to satisfy its obligations by drawing under its $155 million project finance loan or Deepwater Gateway's joint venture partners fail to perform under their joint venture agreement. The Partnership's commitment under this guarantee is scheduled to expire in 2003.

     The Partnership is also obligated under an agreement with certain lenders to make payments on behalf of Deepwater Gateway for all distributions the Partnership or any of its subsidiaries receive up to $22.5 million, if Deepwater Gateway defaults on its payment obligations under their project finance loan. Neither the Partnership, nor any of its subsidiaries has received any distributions from Deepwater Gateway as of December 31, 2002.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso Energy Partners Company:

     In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of El Paso Energy Partners Company (the "Company") and its subsidiary at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 4, 2003

                  EL PASO ENERGY PARTNERS FINANCE CORPORATION

                                 BALANCE SHEETS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                           DECEMBER 31, 2002 AND 2001

                  EL PASO ENERGY PARTNERS FINANCE CORPORATION

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                  2002        2001
                                                              ------------   -------
                                       ASSETS

          Total assets......................................    $    --      $    --
                                                                =======      =======

                                STOCKHOLDER'S EQUITY


Common stock, $1.00 par value, 1,000 shares authorized,
  issued and outstanding....................................    $ 1,000      $ 1,000
Contribution receivable from parent.........................     (1,000)      (1,000)
                                                                -------      -------
          Total stockholder's equity........................    $    --      $    --
                                                                =======      =======

                             See accompanying note.

                  EL PASO ENERGY PARTNERS FINANCE CORPORATION
          (A WHOLLY OWNED SUBSIDIARY OF EL PASO ENERGY PARTNERS, L.P.)

                             NOTE TO BALANCE SHEETS

NOTE 1 -- ORGANIZATION

     El Paso Energy Partners Finance Corporation, a Delaware corporation and wholly owned subsidiary of El Paso Energy Partners, L.P., was formed on April 30, 1999 for the sole purpose of co-issuing debt securities with El Paso Energy Partners, L.P. (the Partnership), a publicly held Delaware master limited partnership. The Partnership provides gathering, transportation, separating, handling, processing, fractionation and storage of natural gas, oil, and natural gas liquids(NGL). The Partnership owns or has interests in the following: offshore oil and natural gas pipelines, platforms, processing facilities and other energy infrastructure in the Gulf of Mexico, primarily offshore Louisiana and Texas; onshore natural gas pipelines and processing facilities in Alabama, Colorado, Louisiana, Mississippi, New Mexico and Texas; onshore NGL pipelines and fractionation facilities in Texas; and onshore natural gas and NGL storage facilities in Mississippi, Louisiana and Texas.

     Our contribution receivable was generated from the initial capitalization of us. We have not conducted any operations and all of our activities have related to the co-issuance of the Partnership's senior subordinated notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of El Paso Energy Partners Finance Corporation:

     In our opinion, the accompanying balance sheets present fairly, in all material respects, the financial position of El Paso Energy Partners Finance Corporation (the "Company") at December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 4, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                EL PASO ENERGY PARTNERS, L.P.

                                                By: EL PASO ENERGY PARTNERS COMPANY,
                                                    its General Partner


Date: April 8, 2003                                            By: /s/ KATHY A. WELCH
                                                  -------------------------------------------------
                                                                   Kathy A. Welch
                                                            Vice President and Controller
                                                           (Principal Accounting Officer)